BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

04/14/2022

Work Order Item Number: W2022041400410-2056023
Filing Number: 20222250848
Filing Type: Amendment After Issuance of Stock
Filing Date/Time: 4/14/2022 10:00:00 AM
Filing Page(s): 3

Indexed Entity Information:

Entity ID: E15072422021-6 **Entity Name:** QHSLAB, INC.

Entity Status: Active **Expiration Date:** None

Commercial Registered Agent
BUSINESS FILINGS INCORPORATED
701 S CARSON ST STE 200, Carson City, NV 89701, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

BARBARA K. CEGAVSKE
Secretary of State

Filed in the Office of	Business Number E15072422021-6
Barbara K. Cegavske (signature)	Filing Number 20222250848
Secretary of State	Filed On 4/14/2022 10:00:00 AM
State Of Nevada	Number of Pages 3

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity as on file with the Nevada Secretary of State: USA Equities Corp Entity or Nevada Business Identification Number (NVID): E15072422021-6
2. Restated or Amended and Restated Articles: (Select one) (If amending and restating only, complete section 1,2 3, 5 and 6)	☐ Certificate to Accompany Restated Articles or Amended and Restated Articles ☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ______ The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate. ☐ Amended and Restated Articles * Restated or Amended and Restated Articles must be included with this filing type.
3. Type of Amendment Filing Being Completed: (Select only one box) (If amending, complete section 1, 3, 5 and 6.)	☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock) The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) ☐ incorporators ☐ board of directors The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued
	☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 8,756,093
	☐ Officer's Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada: ______ Jurisdiction of formation: ______ Changes to takes the following effect: ☒ The entity name has been amended. ☐ Dissolution ☐ The purpose of the entity has been amended. ☐ Merger ☐ The authorized shares have been amended. ☐ Conversion ☐ Other: (specify changes) * Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: [X] The entity name has been amended. [ ] The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) [ ] The purpose of the entity has been amended. [ ] The authorized shares have been amended. [ ] The directors, managers or general partners have been amended. [ ] IRS tax language has been added. [ ] Articles have been added. [ ] Articles have been deleted. [ ] Other. The articles have been amended as follows: (provide article numbers, if available) FIRST: The name of the Corporation is: QHSLAB, INC. (attach additional page(s) if necessary)
6. Signature: (Required)	X [signature] Chairman & CEO Signature of Officer or Authorized Signer Title X Signature of Officer or Authorized Signer Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number E19398012021-8
Barbara K. Cegavske	Filing Number 20211939799
Secretary of State State Of Nevada	Filed On 12/07/2021 08:39:31 AM
	Number of Pages 1

Name - Reservation, Consent or Release

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT - SUBMIT THE FILING WITH A CUSTOMER ORDER INSTRUCTION FORM AND PAYMENT

☑ Name Reservation

This filing is used to Reserve an entity name to be used at a later date when filing formation or amendment documents, the name will be reserved for 90 days.

I, USA Equities Corp, hereby request the following name to be reserved for the period of 90 days: **QHSLab**

(Do not include a corporate ending)

Holder of the Reservation:

USA Equities Corp — Name
USA — Country

901 Northpoint Parkway, Suite 302 — Business Address
West Palm Beach — City
FL — State
33407 — Zip/Postal code

The above reservation must be accompanied by a $25.00 filing fee. An additional $25.00 required if requesting 24 hour expedited service.

☐ Name Consent or ☐ Name Reservation Release

Consent to allow another party to use an entity name already on file with the Secretary of State. Release the name Reservation to another party for use in filing formation or amendment documents. *Note: If submitting a Name Release or Name Consent the form will need to be notarized.*

I, ______________________, hereby give consent/release for the
The person who is the current holder of the entity name

entity name of ______________________ to
Entity name having consent or being released

______________________ for use.
The person the name is being released to

Signed: X ______________________ (document must be signed before a notary public)
Signature of current holder of name

State of ______________

County of ______________

This document was acknowledged before me on ____________ by ______________________
date — name of person being notarized

____
Signature of notary public

This form must be accompanied by appropriate fees.

SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

QHSLAB, INC.

Nevada Business Identification # NV20212117623
Expiration Date: 06/30/2022

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.
Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.
License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 04/14/2022.

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

Certificate Number: B202204142579991
You may verify this certificate
online at http://www.nvsos.gov